Exhibit 99.1

Nexity Financial Announces 33.6% Growth in Operating Income and Outstanding Second Quarter Performance; Assets Grow to $834.0 Million and Diluted Operating Income Per Share is $0.16

Birmingham, AL, July 24, 2006 (Business Wire) - Nexity Financial Corporation (NASDAQ:NXTY)

Second Quarter 2006 Highlights:

■	Record operating income of $1.41 million, up 33.6% from last year
■	Diluted operating income per share of $0.16, up 11.1% from last year
■	Total assets of $834.0 million, up 22.9% from last year’s $678.4 million
■	Total loans of $536.1 million, up 20.1% from last year’s $446.5 million
■	Total deposits of $628.6 million, up 22.7% from last year’s $512.1 million
■	Strong credit quality with YTD annualized net charge-offs of 0.19% and nonperforming loans of 0.01% of total loans

Nexity Financial Corporation (NASDAQ:NXTY) today reported second quarter operating income of $1.41 million, or $0.16 per diluted share. Operating income was up 33.6% from the same period in 2005. The improved earnings were primarily related to rapid growth in net interest income and improved noninterest income. Net interest income was up 27.1% from the same period in 2005 due to a 22.6% increase in average interest-earning assets and strong improvement in the net interest margin from 3.03% in 2005 to 3.14% in 2006. Operating income is net income less after tax non-recurring items and is more indicative of financial performance because it focuses on core earnings. The non-recurring items in each period presented are net gains realized on the sale of investment securities. Net income for the second quarter was $1.56 million, or $0.17 per diluted share compared with $1.35 million, or $0.18 per diluted share for the same period in 2005.

“The outstanding growth in net interest income and noninterest income continue to fuel our core earnings ability. Loan production has been very strong in 2006 although outstanding loan growth has lagged our expectations primarily due to construction and commercial real estate loan payoffs,” said Greg Lee, Chairman and CEO of Nexity Financial Corporation. “We continue to develop our lending, marketing, and investment sales personnel to provide superior correspondent banking services to community banks.”

Return on average assets and return on average equity were 0.78% and 10.26%, respectively, for the second quarter of 2006 compared with 0.68% and 8.28% during the first quarter in 2006 and 0.82% and 15.49% for the second quarter of 2005. Return on equity is lower than the same period last year primarily due to the additional equity raised at the end of the third quarter of 2005.

For the six months ended June 30, 2006, operating income was $2.72 million or $0.30 per diluted share compared to $1.99 million or $0.26 per diluted share during the same period in 2005. For the six months ended June 30, 2006, Nexity’s net income was $2.87 million or $0.31 per diluted share compared with $2.29 million, or $0.30 per diluted share for the same period in 2005.

Return on average assets and return on average equity were 0.73% and 9.25%, respectively, for the six months ended June 30, 2006 compared with 0.73% and 13.01% for the same period in 2005. Return on equity is lower than the same period last year primarily due to the additional equity raised at the end of the third quarter of 2005.

Total assets grew to $834.0 million at June 30, 2006, up $155.6 million or 22.9% from the $678.4 million reported at June 30, 2005. Total loans were $536.1 million at June 30, 2006, up $89.6 million or 20.1% from the $446.5 million reported at June 30, 2005. Total deposits were $628.6 million at June 30, 2006, up $116.5 million or 22.7% from the $512.1 million reported at June 30, 2005.

Net interest income, the major component of Nexity’s income statement was $6.2 million for the second quarter of 2006 versus $4.9 million for the same period in 2005, an increase of 27.1%. This increase was due to strong balance sheet growth and an improved net interest margin. Average interest-earning assets were up 22.6% and the net interest margin improved from 3.03% in 2005 to 3.14% in 2006. Our target level for the net interest margin is 3.00% and we anticipate that it will approach this level over the next 6 to 9 months due to the rising cost of interest bearing liabilities.

Average earning assets were higher because of strong growth in loans and deposits. Average loans were up $112.0 million or 26.7%. The net interest margin benefited from the increasing interest rate environment, an improved mix of earning assets, and an increase in noninterest bearing funds related to the increase in stockholders’ equity. Average loans as a percentage of average earning assets improved from 64.7% during the second quarter of 2005 to 66.9% for the same period in 2006.

The provision for loan losses during the second quarter of 2006 was down $375,000 or 56.8% versus the same period in 2005. The provision for loan losses was lower primarily because of slower loan growth in 2006. Net charge-offs were elevated in the second quarter due to one loan charged-off that was previously on nonaccrual status. Net charge-offs for the second quarter of 2006 were $471,170 or 0.36% of average loans for the second quarter of 2006 on an annualized basis versus $32,158 or 0.03% for the same period in 2005.

Noninterest income for the second quarter of 2006 was $457,998, up $105,991 or 30.1% from the $352,007 reported for the same period in 2005. Noninterest income was up primarily because of an increase in income from the brokerage and investment services division and growth in our clearing and cash management business with correspondent banks. Income from the brokerage and investment services division was up $75,629 or 39.5% during the second quarter of 2006 compared with the same period last year. Income from our clearing and cash management business with correspondent banks was up $13,897 or 71.6% during the second quarter of 2006 compared with the same period last year.

Nexity realized $250,665 in net gains from the sale of investment securities during the second quarter of 2006 versus $468,351 during the same period in 2005. During the second quarter of 2006, the Corporation had the opportunity to sell its equity position in an illiquid common stock and recorded a gain of $722,505. The Corporation also sold $11.0 million in fixed income debt securities with an average yield of 3.84% at a loss of $471,840. As part of this transaction, the Corporation purchased $12.0 million in fixed income debt securities with an average yield of 5.86%. The transactions will improve monthly interest income by approximately $23,000.

Noninterest expense for the second quarter of 2006 was $4.18 million which was up $196,043 or 4.9% from the $3.98 million reported for the first quarter of 2006 and up $818,562 or 24.4% from the $3.36 million reported for the same period in 2005. Noninterest expense was higher than last year primarily due to increases related to the continued expansion of our correspondent banking markets and services, higher internet advertising costs, and costs related to technology investments made during the second half of 2005.

The efficiency ratio was 62.42% for the second quarter of 2006 which was improved from the 63.89% reported for the same period in 2005 but higher than the 60.75% reported for the first quarter of 2006. The efficiency ratio was higher in the second quarter of 2006 versus the first quarter of 2006 primarily because of slower quarter-to-quarter growth in net interest income and higher overhead.

Credit quality continues to be strong as nonperforming loans were only $49,000 or 0.01% of total loans at June 30, 2006 compared with $23,206 or 0.01% of total loans at June 30, 2005. Nonperforming assets were $1.5 million or 0.19% of total assets at June 30, 2006 compared with $1.7 million or 0.25% of total assets at June 30, 2005. Annualized net charge-offs were 0.19% of average loans during the first half of 2006 compared with 0.05% for the same period in 2005. The allowance for loan losses was 1.25% of total loans at June 30, 2006 and 2005.

Nexity’s total risk-based capital, tier 1 risk-based capital, and leverage ratios at June 30, 2006 were 12.10%, 11.12%, and 9.44%, respectively, compared with 10.29%, 9.23%, and 7.36%, respectively, at June 30, 2005. On March 3, 2006, Nexity announced a stock repurchase program to acquire up to 400,000 shares, or approximately 4.6% of the total common shares currently outstanding. Nexity has repurchased 225,500 shares or approximately 2.6% of total common shares outstanding at that time.

Conference Call / Webcast Information

Nexity Financial Corporation will host a conference call on Tuesday, July 25 at 10:00 a.m. Eastern Daylight Time (EDT) to discuss the second quarter 2006 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. To participate in the conference call or webcast, please follow the instructions listed below.

Webcast:
Live via the Internet and Windows Media Player
http://www.nexitybank.com/ then to the Investor Relations
section, to conference in via the Web
Then click on "Second Quarter 2006 Earnings Release
Conference Call.” The webcast access will be “listen only”.

Webcast URL:	http://www.vcall.com/IC/CEPage.asp?ID=106622

Live via telephone to conference in via telephone

1-877-407-8033 (U.S. and Canada)
(201) 689-8033 (International)

About Nexity Financial Corporation

Nexity Financial Corporation is an $834 million commercial bank offering deposit products nationwide consisting of money markets, checking accounts and online access. Nexity generates the majority of its income through wholesale correspondent banking activities. Nexity is headquartered in Birmingham, Alabama. Customer Service Representatives can be reached at 1-877-738-6391. To learn more about Nexity Bank please visit www.nexitybank.com.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Nexity Financial Corporation notes that any statements in this press release and elsewhere that are not historical facts are “forward-looking statements.” The words “expect,” “anticipate,” “intend,” “consider,” “plan,” “believe,” “seek,” ”should,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements may constitute forward-looking statements. The forward-looking statements involve risks and uncertainties that may cause Nexity’s actual results of operations to differ materially from expected results. For a discussion of such risks and uncertainties, see Nexity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as its other filings with the U.S. Securities and Exchange Commission. Nexity assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Nexity Financial Corporation
Financial Summary (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
			Percent			Percent
Income Statement Data	2006	2005	Change	2006	2005	Change

Interest income	$14,169,852	$9,639,799	47.0%	$27,225,529	$17,841,097	52.6%
Interest expense	7,935,443	4,733,971	67.6	14,826,136	8,515,632	74.1

Net interest income	6,234,409	4,905,828	27.1	12,399,393	9,325,465	33.0
Provision for loan losses	285,000	660,000	(56.8)	755,000	745,000	1.3

Net interest income after provision for loan losses	5,949,409	4,245,828	40.1	11,644,393	8,580,465	35.7
Net gains on sales of securities	250,665	468,351	(46.5)	250,665	468,351	(46.5)
Noninterest income	457,998	352,007	30.1	846,530	695,712	21.7
Noninterest expense	4,177,607	3,359,045	24.4	8,159,171	6,540,575	24.7

Income before income taxes	2,480,465	1,707,141	45.3	4,582,417	3,203,953	43.0
Applicable income tax expense	916,276	358,822	155.4	1,711,276	918,822	86.2
Net income	$1,564,189	$1,348,319	16.0%	$2,871,141	$2,285,131	25.6%

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,564,189	$1,348,319	16.0%	$2,871,141	$2,285,131	25.6%
Non-recurring (income) expense (after-tax) (1)	(155,728)	(293,952)	47.0	(155,728)	(293,952)	47.0
Operating income	$1,408,461	$1,054,367	33.6%	$2,715,413	$1,991,179	36.4%

Net income per share - basic	$0.18	$0.19	(5.4)	$0.33	$0.33	1.3
Net income per share - diluted	$0.17	$0.18	(3.5)	$0.31	$0.30	3.3

Operating income per share - basic	$0.17	$0.15	8.9	$0.31	$0.29	9.9
Operating income per share - diluted	$0.16	$0.14	11.1	$0.30	$0.26	12.1

Weighted average shares outstanding - basic	8,529,986	6,952,284	22.7	8,621,688	6,949,357	24.1
Weighted average shares outstanding - diluted	9,085,301	7,554,331	20.3	9,185,362	7,553,033	21.6

Performance Ratios
(Annualized *)

Return on average assets *	0.78%	0.82%	(5.1)%	0.73	0.73%	0.9%
Return on average stockholders' equity *	10.26	15.49	(33.8)	9.25	13.01	(28.9)
Net yield on average interest-earnings assets (tax equivalent) *	3.14	3.03	3.7	3.20	3.02	6.0
Efficiency ratio	62.42	63.89	(2.3)	61.60	65.27	(5.6)

Selected Average Balances
(In thousands)

Total assets	$806,084	$659,219	22.3%	$790,308	$634,543	24.5%
Interest-earning assets	795,841	649,248	22.6	779,319	623,470	25.0
Loans-net of unearned income	532,036	420,040	26.7	528,301	400,543	31.9
Investment securities	228,671	202,789	12.8	220,806	201,493	9.6
Deposits	617,385	505,228	22.2	600,375	480,044	25.1
Noninterest-bearing deposits	4,929	4,160	18.5	4,363	4,119	5.9
Interest-bearing deposits	612,456	501,068	22.2	596,012	475,925	25.2
Interest-bearing liabilities	732,185	615,207	19.0	715,691	590,488	21.2
Stockholders' equity	61,150	34,915	75.1	62,579	35,421	76.7

(1) Non-recurring income is gains on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Selected Financial Data at Period-End (In thousands)

	June 30,		Percent
	2006	2005	Change

Total assets	$833,984	$678,398	22.9%
Interest-earning assets	816,252	666,272	22.5
Loans-net of unearned income	536,096	446,496	20.1
Allowance for loan losses	6,716	5,563	20.7
Investment securities	223,850	203,211	10.2
Deposits	628,556	512,089	22.7
Stockholders' equity	59,396	38,232	55.4

Average loans to average deposits	88.00%	83.44%	5.5%
Total loans to interest-earning assets	65.68	67.01	(2.0)
Average stockholders' equity to average assets	7.92	5.58	41.9
Tier 1 capital to average assets (Leverage ratio)	9.44	7.36	28.3
Risk-based capital ratios:
Tier 1 capital	11.12	9.23	20.5
Total capital	12.10	10.29	17.6
Book value per common share	$6.99	$5.50	27.1
Tangible book value per common share	$6.88	$5.37	28.2
Total common shares outstanding	8,499,055	6,952,358	22.2

Credit Quality Data

Nonperforming assets	$1,549,000	$1,692,539	(8.5)%
Nonperforming loans	49,000	23,206	111.2
Net charge-offs	505,792	93,527	440.8
Nonperforming assets to total assets	0.19%	0.25%	(25.6)
Annualized net charge-offs to average total loans (YTD)	0.19	0.05	310.0
Allowance for loan losses to total loans	1.25	1.25	0.5
Allowance for loan losses to nonperforming loans	13,705.96	23,973.51	(42.8)

Nexity Financial Corporation
Financial Summary (Unaudited)
Consolidated Balance Sheets
(In thousands)	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

ASSETS
Cash and due from banks	$3,496	$3,501	$2,222	$3,019	$2,480
Interest-bearing deposits in other banks	1,223	2,271	2,593	3,330	11,261
Federal funds sold	55,083	40,554	43,509	38,447	5,304
Investment securities available-for-sale, at fair value	223,850	217,362	209,018	202,154	203,211

Loans, net of unearned income	536,096	527,861	515,573	478,222	446,496
Allowance for loan losses	(6,716)	(6,902)	(6,467)	(5,980)	(5,563)
Net loans	529,380	520,959	509,106	472,242	440,933

Premises and equipment, net	1,113	1,146	1,207	1,120	739
Deferred tax asset	6,134	4,589	3,775	2,306	2,241
Intangible assets	911	911	911	911	911
Other assets	12,794	12,574	12,338	11,202	11,318
Total assets	$833,984	$803,867	$784,679	$734,731	$678,398

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand Deposits	$8,251	$4,503	$4,301	$3,433	$2,776
NOW and money market accounts	246,495	233,081	249,906	240,999	230,834
Time deposits $100,000 and over	120,030	120,676	111,814	94,237	80,154
Other time and savings deposits	253,780	250,529	230,649	209,190	198,325
Total deposits	628,556	608,789	596,670	547,859	512,089

Federal funds purchased and securities sold under agreements to repurchase	25,000	1,903	560	555	6,119
Long-term borrowings	100,000	110,000	105,000	105,000	103,000
Subordinated debentures	12,372	12,372	12,372	12,372	12,372
Accrued expenses and other liabilities	8,661	7,534	6,805	5,461	6,586
Total liabilities	774,589	740,598	721,407	671,247	640,166

Stockholders' Equity:
Preferred stock	0	0	0	0	0
Common stock	87	87	87	87	70
Surplus	62,042	62,021	61,905	62,379	36,413
Retained earnings	6,215	4,651	3,344	2,168	1,088
Accumulated other comprehensive (loss) income	(6,111)	(3,394)	(2,064)	(1,150)	661
Less: Treasury stock	(2,838)	(96)	0	0	0
Total stockholders' equity	59,395	63,269	63,272	63,484	38,232
Total liabilities and stockholders' equity	$833,984	$803,867	$784,679	$734,731	$678,398

Nexity Financial Corporation
Financial Summary (Unaudited)

Income Statement Data	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

Interest income	$14,169,852	$13,055,677	$12,362,413	$10,935,126	$9,639,799
Interest expense	7,935,443	6,890,693	6,268,728	5,479,716	4,733,971

Net interest income	6,234,409	6,164,984	6,093,685	5,455,410	4,905,828
Provision for loan losses	285,000	470,000	580,000	545,000	660,000

Net interest income after provision for loan losses	5,949,409	5,694,984	5,513,685	4,910,410	4,245,828
Net gains on sales of securities	250,665	0	0	0	468,351
Noninterest income	457,998	388,532	381,175	359,556	352,007
Noninterest expense	4,177,607	3,981,564	4,042,129	3,540,259	3,359,045

Income before income taxes	2,480,465	2,101,952	1,852,731	1,729,707	1,707,141
Applicable income tax expense	916,276	795,000	677,024	649,234	358,822
Net income	$1,564,189	$1,306,952	$1,175,707	$1,080,473	$1,348,319

Reconciliation of Non-GAAP measures to GAAP:
Net income	$1,564,189	$1,306,952	$1,175,707	$1,080,473	$1,348,319
Non-recurring (income) expense (after-tax) (1)	(155,728)	0	0	0	(293,952)
Operating income	$1,408,461	$1,306,952	$1,175,707	$1,080,473	$1,054,367

Net income per share - basic	$0.18	$0.15	$0.13	$0.15	$0.19
Net income per share - diluted	$0.17	$0.14	$0.13	$0.14	$0.18

Operating income per share - basic	$0.17	$0.15	$0.13	$0.15	$0.15
Operating income per share - diluted	$0.16	$0.14	$0.13	$0.14	$0.14

Weighted average shares outstanding - basic	8,529,986	8,714,408	8,709,626	7,037,434	6,952,284
Weighted average shares outstanding - diluted	9,085,301	9,286,534	9,300,260	7,650,291	7,554,331
Performance Ratios
(Annualized *)

Return on average assets *	0.78	0.68%	0.63%	0.61%	0.82%
Return on average stockholders' equity *	10.26	8.28	7.31	10.69	15.49
Net yield on average interest-earning assets (tax equivalent) *	3.14	3.28	3.30	3.15	3.03
Efficiency ratio	62.42	60.75	62.43	60.88	63.89

(1) Non-recurring income is gains on sales of investment securities.

Nexity Financial Corporation
Financial Summary (Unaudited)

Summary of Capital and Capital Ratios	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05

Regulatory Capital (In thousands)
Tier 1 Capital	$76,596	$77,753	$76,425	$75,723	$48,660
Tier 2 Capital	6,716	6,902	6,467	5,980	5,563
Total risk-based capital	83,312	84,655	82,892	81,703	54,223
Total risk-weighted assets	688,716	680,314	649,436	595,253	527,184

Capital Ratios
Total risk-based capital	12.10	12.44%	12.76%	13.73%	10.29%
Tier 1 risk-based capital	11.12	11.43	11.77	12.72	9.23
Leverage ratio	9.44	10.01	10.24	10.81	7.36

Book value per common share	$6.99	$7.26	$7.26	$7.29	$5.50
Tangible book value per common share	$6.88	$7.15	$7.16	$7.18	$5.37
Total common shares outstanding	8,499,055	8,716,425	8,711,175	8,709,091	6,952,358

Credit Quality Data

Nonperforming assets	$1,549,000	$4,150,356	$4,151,025	$1,726,660	$1,692,539
Nonperforming loans	49,000	2,650,356	2,651,025	64,570	23,206
Net charge-offs	471,170	34,622	92,934	128,644	32,158

Nonperforming loans to total loans	0.01	0.50%	0.51%	0.01%	0.01%
Nonperforming assets to total assets	0.19	0.52	0.53	0.24	0.25
Annualized net charge-offs to average total loans (QTD)	0.36	0.03	0.07	0.11	0.03
Allowance for loan losses to total loans	1.25	1.31	1.25	1.25	1.25
Allowance for loan losses to nonperforming loans	13,705.96	260.42	243.93	9,261.27	23,973.51

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	6/30/06			3/31/06			12/31/05
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$532,035,576	$11,016,654	8.31%	$524,524,074	$10,283,980	7.95%	$503,939,978	$9,727,025	7.66%
Investment securities, taxable (2)	228,670,316	2,694,469	4.71	212,855,033	2,475,540	4.65	202,489,492	2,329,066	4.56
Interest-bearing balances due from
banks	2,435,088	53,457	8.81	2,534,098	38,023	6.09	3,024,472	47,817	6.27
Trading securities	697,522	13,177	7.58	200,944	2,089	4.22	0	0	0.00
Federal funds sold and securities
purchased under agreements to
resell	32,002,269	392,095	4.91	22,499,440	256,045	4.62	24,109,466	258,505	4.25
Total interest-earning assets	795,840,771	14,169,852	7.14%	762,613,589	13,055,677	6.94%	733,563,408	12,362,413	6.69%

Noninterest-earning assets:

Cash and due from banks	3,877,515			3,858,425			4,056,607
Premises and equipment	1,156,918			1,184,559			1,127,966
Other, less allowance for loan
losses	5,208,378			6,701,360			6,941,755
Total noninterest-earning assets	10,242,811			11,744,344			12,126,328

TOTAL ASSETS	$806,083,582			$774,357,933			$745,689,736

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$4,337,981	13,045	1.21%	$4,293,168	12,866	1.22%	$4,563,776	12,811	1.11%
Savings	430,475	1,283	1.20	365,865	1,108	1.23	401,216	1,250	1.24
Money market	233,878,765	2,448,636	4.20	225,043,672	2,118,464	3.82	236,604,659	2,134,191	3.58
Time deposits	373,808,461	4,202,737	4.51	349,682,553	3,549,494	4.12	310,536,210	2,960,234	3.78
Total interest-bearing deposits	612,455,682	6,665,701	4.37	579,385,258	5,681,932	3.98	552,105,861	5,108,486	3.67
Federal funds purchased and
securities sold under agreements
to repurchase	1,862,791	22,646	4.88	1,810,345	20,182	4.52	1,986,809	19,816	3.96
Long-term debt	105,494,506	1,001,121	3.80	105,444,444	959,490	3.64	105,000,000	920,577	3.48
Subordinated debentures	12,372,000	245,975	7.97	12,372,000	229,089	7.51	12,372,000	219,849	7.05
Total interest-bearing liabilities	732,184,979	7,935,443	4.35%	699,012,047	6,890,693	4.00%	671,464,670	6,268,728	3.70%

Noninterest-bearing liabilities:
Demand deposits	4,929,362			3,791,347			4,360,172
Other liabilities	7,819,484			7,530,697			6,017,108
Total noninterest-bearing liabilities	12,748,846			11,322,044			10,377,280
Stockholders' equity	61,149,757			64,023,842			63,847,786

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$806,083,582			$774,357,933			$745,689,736

Net interest income		$6,234,409			$6,164,984			$6,093,685

Interest income/earning assets			7.14%			6.94%			6.69%
Interest expense/earning assets			4.00			3.66			3.39

Net interest income/earning assets			3.14%			3.28%			3.30%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.

Nexity Financial Corporation
Financial Summary (Unaudited)

Comparative Average Balance Sheets
- Yields and Costs	Three Months Ended
	9/30/05			6/30/05
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:
Loans (1)	$470,106,189	$8,460,765	7.14%	$420,039,884	$7,133,086	6.81%
Investment securities, taxable (2)	203,222,301	2,325,952	4.58	202,789,003	2,295,994	4.53
Interest-bearing balances due from banks	3,176,961	34,811	4.35	3,590,413	39,296	4.39
Trading securities	0	0	0.00	0	0	0.00
Federal funds sold and securities purchased under agreements toresell	12,351,544	113,598	3.65	22,829,096	171,423	3.01
Total interest-earning assets	688,856,995	10,935,126	6.31%	649,248,396	9,639,799	5.96%

Noninterest-earning assets:

Cash and due from banks	2,929,460			3,039,466
Premises and equipment	1,118,125			795,092
Other, less allowance for loan losses	9,531,931			6,135,776
Total noninterest-earning assets	13,579,516			9,970,334

TOTAL ASSETS	$702,436,511			$659,218,730

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$3,800,191	8,253	0.86%	$4,258,555	9,326	0.88%
Savings	459,942	1,433	1.24	533,295	1,645	1.24
Money market	238,046,932	1,909,614	3.18	219,415,269	1,545,747	2.83
Time deposits	287,271,827	2,433,214	3.36	276,861,499	2,177,082	3.15
Total interest-bearing deposits	529,578,892	4,352,514	3.26	501,068,618	3,733,800	2.99
Federal funds purchased and securities sold under agreements torepurchase	4,202,609	35,706	3.37	3,491,289	25,505	2.93
Long-term debt	104,663,043	888,578	3.40	98,274,725	789,126	3.21
Subordinated debentures	12,372,000	202,918	6.51	12,372,000	185,540	6.02
Total interest-bearing liabilities	650,816,544	5,479,716	3.34%	615,206,632	4,733,971	3.09%

Noninterest-bearing liabilities:
Demand deposits	4,347,057			4,159,808
Other liabilities	7,192,277			4,937,662
Total noninterest-bearing liabilities	11,539,334			9,097,470
Stockholders' equity	40,080,633			34,914,628

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$702,436,511			$659,218,730

Net interest income		$5,455,410			$4,905,828

Interest income/earning assets			6.31%			5.96%
Interest expense/earning assets			3.16			2.93

Net interest income/earning assets			3.15%			3.03%

(1) Average loan balances are stated net of unearned income and include nonaccrual loans.
(2) The weighted average yields on securities are calculated on the basis of the yield to maturity based on the book value of each security.